Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:

Flow Investor Relations	Flow Media Relations
Geoffrey Buscher	Lisa Brandli
253-813-3286	425-653-1237
investors@flowcorp.com	lbrandli@flowcorp.com
Flow International Announces Establishment of
Advanced Waterjet Systems Manufacturing and Technology Center
Kent, WA — June 2, 2008 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today announced plans to establish a single facility for designing and building its advanced waterjet systems, which include large aerospace systems and robotic waterjet cutting cells.
The Advanced Waterjet Systems Center will be located in Jeffersonville, Indiana and will be an expansion of Flow’s existing facility there. The facility will include engineering, production, and an interactive customer demonstration center.
As part of this plan, Flow will close its manufacturing facility in Burlington, Ontario, Canada. The company’s robotic waterjet cells and slitter systems production will be moved from Burlington to Jeffersonville. Flow will maintain its Ontario-based sales and technical services team in order to continue offering local support to its Canadian customers.
“By concentrating our advanced systems development expertise in a single location, Flow will be able to service our customers more efficiently and drive the technology forward faster,” said Charley Brown, president and CEO, Flow International. “The establishment of a center of excellence dedicated to advanced waterjet systems will represent a single source for all technology development in this field.”

About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2007 Flow International Corporation Form 10-K Report filed with the Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding Flow’s plans for its Advanced Waterjet Systems Center and for establishment of a center of excellence and Flow’s plans for closing its manufacturing facility in Burlington. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.
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